EXHIBIT 10.3

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Employment Agreement” or “Agreement”), dated this 10th day of May, 2007 (“Effective Date”), between Secure Voice Communications, Inc., a Texas corporation (the “Company”), and James Leonard Ivins (the “Executive”) an individual.

WHEREAS, the Company desires to engage the service of the Executive; and

WHEREAS, the Executive is willing to enter into an agreement with the Company upon the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the premises and covenants herein contained, the parties hereto agree as follows:

1.
Term of Agreement; Termination of Prior Agreement. Subject to the terms and conditions hereof, the term of employment of the Executive under this Employment Agreement shall be for the period commencing on May 10, 2007 (the “Commencement Date”) and terminating on May 09, 2010, unless sooner terminated as provided in accordance with the provisions of Section 5 hereof. (Such term of this agreement is herein sometimes called the “Retained Term”).

2.
Employment. As of the Commencement Date, the Company hereby agrees to employ the Executive as Chief Executive Officer of the Company with such duties as assigned from time to time by the Company, and the Executive hereby accepts such employment and agrees to perform his duties and responsibilities hereunder in accordance with the terms and conditions hereinafter set forth.

3. Duties and Responsibilities.

(a)
Duties. Executive shall perform such duties as are usually performed by a Chief Executive Officer with such duties as assigned from time to time by the Company of a business similar in size and scope as the Company and such other reasonable additional duties as may be prescribed from time-to-time by the Company’s Board of Directors which are reasonable and consistent with the Company’s operations, taking into account Executive’s expertise and job responsibilities. This agreement shall survive any job title or responsibility change. All actions of Executive shall be subject and subordinate to the review and approval of the board of directors. The board of directors of the Company shall be the final and exclusive arbiter of all policy decisions relative to the Company’s business (including their subsidiaries).

(b)
Devotion of Time. During the term of this agreement, Executive agrees to devote the necessary time to the business and affairs of the Company (including their subsidiaries) to the extent necessary to discharge the responsibilities assigned to Executive and to use reasonable best efforts to perform faithfully and efficiently such responsibilities. During the term of this Agreement it shall not be a violation of this Agreement for Executive to manage personal investments or companies in which personal investments are made so long as such activities do not interfere with the performance of Executive’s responsibilities with the Company and which companies are not in direct competition with the Company.

4. Compensation and Benefits During the Employment Term.

(a) Salary. Executive will be compensated by the Company at a monthly base salary of $ 5000.00, from which shall be deducted income tax withholdings, social security, and other customary Executive deductions in conformity with the Company’s payroll policy in effect.

(b) Stock Bonus. Executive will receive a sign on stock bonus of 1,600,000 shares of the Company’s common restricted stock which will be deemed earned as of the date hereof.

(c) Lock-Up, Leak-Out Agreement. As additional consideration for entering into this Agreement, Executive agrees to restrict the amount of shares of Company common stock that he can sell, including shares previously acquired in the open market, through private transactions, through previous employment agreements, as well as shares acquired pursuant to this Agreement, by concurrently entering into the lock-up, leak-out agreement attached hereto as Exhibit A.

5.  Termination.

(a)	Executive's employment under the Agreement may be terminated under any of the following circumstances:

(i)  Immediately by the Company, upon 14 days written notice.

(ii)  By the Executive at any time, upon 14 days written notice.

(b)
Effects of Termination. In the event that the Agreement is terminated pursuant to Section 5(a) or upon expiration of the term of the Agreement, neither the Executive nor the Company shall have any further obligations hereunder except for (a) obligations occurring prior to the date of termination, and (b) obligations, promises or covenants contained herein which are expressly made to extend beyond the term of the Agreement.

6.
Revealing of Trade Secrets, etc. Executive acknowledges the interest of the Company in maintaining the confidentiality of information related to its business and shall not at any time during the Employment Term or thereafter, directly or indirectly, reveal or cause to be revealed to any person or entity the supplier lists, customer lists or other confidential business information of the Company; provided, however, that the parties acknowledge that it is not the intention of this paragraph to include within its subject matter (a) information not proprietary to the Company, (b) information which is then in the public domain through no fault of Executive, or (c) information required to be disclosed by law.

7. Arbitration. If a dispute should arise regarding this Agreement, all claims, disputes, controversies, differences or other matters in question arising out of this relationship shall be settled finally, completely and conclusively by arbitration of a single arbitrator, which is mutually agreed upon, in Houston, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). Arbitration shall be initiated by written demand. This Agreement to arbitrate shall be specifically enforceable only in the District Court of Harris County, Texas. A decision of the arbitrator shall be final, conclusive and binding on the Company and the Executive, and judgment may be entered in the District Court of Harris County, Texas, for enforcement and other benefits. On appointment, the arbitrator shall then proceed to decide the arbitration subjects in accordance with the Rules. Any arbitration held in accordance with this paragraph shall be private and confidential. The matters submitted for arbitration, the hearings and proceedings and the arbitration award shall be kept and maintained in strictest confidence by Executive and the Company and shall not be discussed, disclosed or communicated to any persons. On request of any party, the record of the proceeding shall be sealed and may not be disclosed except insofar, and only insofar, as may be necessary to enforce the award of the arbitrator and any judgment enforcing an award. The prevailing party shall be entitled to recover reasonable and necessary attorneys' fees and costs from the non-prevailing party.

8.
Survival. In the event that this Agreement shall be terminated, then notwithstanding such termination, the obligations of Executive pursuant to Section 6 of this Agreement shall survive such termination.

9.
Contents of Agreement, Parties in Interest, Assignment, etc. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Executive hereunder which are of a personal nature shall neither be assigned nor transferred in whole or in part by Executive. This Agreement nor any terms of their compensation can be amended except by a written instrument duly executed by the parties and approved by the majority shareholder or of the company’s successor if acquired.

10.
Severability; Construction. If any term or provision of this Agreement shall be held to be invalid or unenforceable for any reason, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining terms and provisions hereof, and this Agreement shall be construed as if such invalid or unenforceable term or provision had not been contained herein. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

11.
Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other party shall be in writing and shall be deemed to have been duly given when delivered personally; or five (5) days after dispatch by registered or certified mail, postage prepaid, return receipt requested; or one (1) day after dispatch by overnight courier service; in each case, to the party to whom the same is so given or made:

If to the Company addressed to:

Secure Voice Communications, Inc.

Attn: ____________________________

If to Executive addressed to:

Attn: ____________________________

or to such other address as the one party shall specify to the other party in writing.

12.
Counterparts and Headings. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all which together shall constitute one and the same instrument. All headings are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

13.
Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, the laws of the State of Texas, without regard to the conflict of laws provisions thereof. Venue of any dispute concerning this Agreement shall be exclusively in Harris County, Texas.

14. Waiver.  The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party’s right to subsequently enforce and compel strict compliance with every provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

COMPANY:      EXECUTIVE:

Secure Voice Communications, Inc.   __________________________

By: /s/ Carl A. Chase     By: /s/ J. Leonard Ivins
_Carl A. Chase, Director__________________     J. Leonard Ivins___________

EXHIBIT A

LOCK-UP/LEAK-OUT AGREEMENT

THIS LOCK-UP/LEAK-OUT AGREEMENT (the “Agreement”) is made and entered into as of the date set forth on the signature page below, between Secure Voice Communications, Inc., a Texas corporation (the “Company”), and James Leonard Ivins (“Holder”).

WHEREAS, the Holder has received 1,600,000 shares of Secure Voice Communications, Inc. common stock (“Secure Voice Communications, Inc. Common Stock”) pursuant to an Employment Agreement dated May 10, 2007 (“Subscription Agreement”); and

WHEREAS, the Holder has agreed to enter into this Agreement and to restrict the sale, assignment, transfer, conveyance, or hypothecation of the Secure Voice Communications Common Stock, all on the terms set forth below.

NOW, THEREFORE, for consideration of one dollar ($1.00) and in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Commencing eighteen months from the closing date of the acquisition of the Company common stock the Holder may sell, pledge, hypothecate, transfer, assign or in any other manner dispose of up to a maximum number of 5,000 shares of Secure Voice Communications Common Stock per day up to a maximum of 3% of Holders’ Secure Voice Communications Common Stock per 30-day period and does not exceed 7% of Holders’ Secure Voice Communication Common Stock per 90-day period for thirty-six (36) months from the date hereof. Subsequent to the thirty-sir (36) month holding period, the Holder may sell a maximum of 1% of the issued and outstanding shares per quarter subject to the restrictions of the SEC rule 144.

2.	The Holder agrees that it will not engage in any short selling of Secure Voice Communications Common Stock during the term of this Agreement.

3.
Except as otherwise provided in this Agreement or any other agreements between the parties, the Holder shall be entitled to their respective beneficial rights of ownership of Secure Voice Communications Common Stock, including the right to vote the Secure Voice Communication’s Common Stock for any and all purposes.

4.
The Secure Voice Communications Common Stock restrictions covered by this Agreement shall be appropriately adjusted should Secure Voice Communications undergo a forward split or a reverse split or otherwise reclassify its shares of Secure Voice Communications Common Stock.

5.
The resale restrictions on the Secure Voice Communications Common Stock set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

6.
Secure Voice Communications or each Holder who fails to fully adhere to the terms and conditions of this Agreement shall be liable to every other party for any damages suffered by any party by reason of any such breach of the terms and conditions hereof. Each Holder agrees that in the event of a breach of any of the terms and conditions of this Agreement by any such Holder, that in addition to all other remedies that may be available in law or in equity to the non-defaulting parties, a preliminary and permanent injunction and an order of a court requiring such defaulting Holder to cease and desist from violating the terms and conditions of this Agreement and specifically requiring such Holder to perform his/her/its obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that Secure Voice Communications or the non-defaulting Holder may suffer as a result of any breach or continuation thereof. In the event of default hereunder, the non-defaulting parties shall be entitled to recover reasonable attorney's fees incurred in the enforcement of this Agreement.

7.	This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof.

8.
This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts entered into and to be performed wholly within said State; and Secure Voice Communications and the Holder agree that any action based upon this Agreement may be brought in the United States and state courts of Harris County, Texas only, and each submits himself/herself/itself to the jurisdiction of such courts for all purposes hereunder.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

Date: _________________, 2007   Secure Voice Communications, Inc.

By: _______________________________________
Carl Chase, Director

HOLDER

By: _______________________________________

Print name: _________________________________

Number of Secure Voice Communications, Inc. Shares Subject to this Agreement:

___________________________